         Exhibit 10.02

30 December 2020

Ref: TDB/LEGAL/GCM/ALLIANCEONE/200629/1

Pyxus International, Inc. ("Parent")
8001 Aerial Center Parkway,
Post Office Box 2009
Morrisville,
NC 27560-2009
USA

Attention:     Joel Thomas, Executive Vice President,
Chief Financial Officer

Email:         jlthomas@pyxus.com

Dear Sirs
Re: Facilities Agreement – First Amendment and Waiver Letter
Introduction
1.We refer to the master renewal facility agreement original dated 13 June 2018, as supplemented by various facility renewal letters and as amended and restated by the first amendment and restatement agreement dated 13 August 2020 and the second amendment and restatement agreement dated 24 August 2020, made between, amongst others, Alliance One Tobacco (Kenya) Limited, Alliance One Tobacco (Malawi) Limited, Alliance One Tobacco (Tanzania) Limited ("AO Tanzania"), Alliance One Tobacco (Uganda) Limited and Alliance One Zambia Limited (as Borrowers), Pyxus International, Inc. ("Parent" and "Obligors' Agent"), Pyxus Parent, Inc. and Pyxus Holdings, Inc. (as Parent Guarantors) and Eastern and Southern African Trade and Development Bank ("TDB") (as Mandated Lead Arranger, Original Lender, Agent and Security Agent) (the "Facilities Agreement").
2.Capitalised terms used but not otherwise defined in this letter shall have the same meaning as in the Facilities Agreement.
Notification of Loan to Value ratio Event of Default
3.Pursuant to:
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(a)paragraph (a) of clause 22.2 (Loan to Value ratio) of the Facilities Agreement, each Borrower must ensure that the Loan to Value Ratio applicable to it is equal to or greater than 125 per cent. at all times;
(b)clause 21.11 (Loan to Value Ratio Certificate) of the Facilities Agreement, on each Test Date applicable to a Borrower, the relevant Borrower is required to supply to the Agent a Loan to Value Certificate setting out computations as to compliance with clause 22.2 (Loan to Value ratio) of the Facilities Agreement as at that Test Date; and
(c)clause 1.1 (Definitions) of the Facilities Agreement, the definition of "Test Date" includes the first day of each calendar month.
4.The Loan to Value Certificates (the "Autumn LTV Certificates") delivered by AO Tanzania in respect of the Test Dates of 18 September 2020, 25 September 2020 and 1 November 2020 (the "Autumn Test Dates") contained incorrect computations, which incorrectly showed that AO Tanzania was in compliance with paragraph (a) of clause 22.2 (Loan to Value ratio) of the Facilities Agreement as at each Autumn Test Date.
5.The Loan to Value Certificate (the "December LTV Certificate") delivered by AO Tanzania in respect of the Test Date of 1 December 2020 (the "December Test Date" and together with the Autumn Test Dates, the "Relevant Test Dates") showed that AO Tanzania was not in compliance with paragraph (a) of clause 22.2 (Loan to Value ratio) of the Facilities Agreement as at the December Test Date.
6.The following Events of Default have occurred as a result of the matters referred to in paragraphs 4 and 5 above:
(a)breach of paragraph (a) of clause 21.11 (Loan to Value Ratio Certificate) of the Facilities Agreement in respect of incorrect computations and incorrectly stated compliance with clause 22.2 (Loan to Value ratio) of the Facilities Agreement in each Autumn LTV Certificate, which in each case is an Event of Default under paragraph (a) of clause 26.2 (Covenants and other obligations) and clause 26.4 (Misrepresentation) of the Facilities Agreement; and
(b)breach of paragraph (a) of clause 22.2 (Loan to Value ratio) of the Facilities Agreement, as the Loan to Value Ratio applicable to AO Tanzania was less than 125 per cent. as at each Relevant Test Date, which in each case is an Event of Default under paragraph (c) of clause 26.2 (Covenants and other obligations) of the Facilities Agreement, together, the "AO Tanzania LTV Events of Default".
Waiver and amendment
7.Pursuant to paragraph (a) of clause 39.1 (Required consents) of the Facilities Agreement and with effect from the date that the Obligors' Agent countersigns and returns a copy of this letter to the Agent (the "Effective Date"), the Agent agrees to waive the AO Tanzania LTV Events of Default, subject to each of the following conditions:
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(a)payment of a non-refundable amendment fee of USD 50,000 by the Obligors' Agent to TDB by no later than 8 January 2021; and
(b)from the Effective Date onwards, paragraph (a) of clause 22.2 (Loan to Value ratio) of the Facilities Agreement shall be amended so that the Loan to Value Ratio applicable to AO Tanzania is as follows:
(i)from (and including) 1 December 2020 to (and including) 1 March 2021, 70 per cent.;
(ii)from (and including) 2 March 2021 to (and including) 1 April 2021, 110 per cent.;
(iii)from (and including) 2 April 2021 to (and including) 1 June 2021, 120 per cent.; and
(iv)from (and including) 2 June 2021 onwards, 125 per cent at all times.
8.If the Obligors' Agent fails to comply with any of its obligations pursuant to paragraph 7 above, an Event of Default shall immediately occur.
Relationship to the Facilities Agreement
9.This letter is supplemental to the Facilities Agreement and is designated as a Finance Document by the Agent and the Obligors' Agent.
10.Except to the extent of the waiver set out in paragraph 7 above and the supplemental provision set out in sub-paragraph (b) of paragraph 7 above, the Finance Documents shall continue in full force and effect.
11.This letter is not to be read as waiving any right or remedy of any Finance Party except as expressly set out in paragraph 7 above. The Agent reserves any other rights and remedies it (in or any other Finance Party) may have from time to time under any Finance Document or otherwise.
Costs and expenses
12.Pursuant to clause 18.2 (Amendment costs) of the Facilities Agreement, all costs and expenses (including legal fees) incurred by the Agent in connection with responding to or evaluating the matters set out in this letter shall be paid by the Obligors within three Business Days of demand by the Agent.
Agent Account Details
13.All amounts payable under this letter shall be paid into the following account of the Agent in immediately available, freely transferable cleared funds and without any set-off, deduction or withholding of any kind:
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Account Bank:	Standard Chartered Bank Limited
Bank Address:	37 Gracechurch Street, London, United Kingdom
Account Number:	01 01 7010877 50
Account Name:	Eastern and Southern African Trade and Development Bank
IBAN:	GB52SCBL60910417010877
SWIFT Code:	SCBLG2L

Miscellaneous
14.This letter is delivered in accordance with clause 35 (Notices) of the Facilities Agreement. Pursuant to paragraph (b) of clause 35.5 (Electronic communication) of the Facilities Agreement, the Obligors' Agent and the Agent hereby agree that electronic communications delivered to the addresses notified in accordance with the terms of that clause are acceptable forms of communication unless and until notified to the contrary.
15.Clauses 1.2 (Construction), 1.4 (Third party rights), 29.10 (Exclusion of Liability), 37 (Partial invalidity) and 39 (Amendments and waivers) of the Facilities Agreement shall apply to this letter, mutatis mutandis, save that references to "this Agreement" shall be construed as references to this letter.
16.This letter and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law and the provisions of clause 44 (Arbitration) of the Facilities Agreement shall apply mutatis mutandis, save that references to "this Agreement" shall be construed as references to this letter.

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Yours faithfully,
For and on behalf of:
EASTERN AND SOUTHERN AFRICAN TRADE
AND DEVELOPMENT BANK as Agent

Authorised Signatory: /s/Joy Ntare
Name:        Joy Ntare
Title:        Chief Risk Officer

Authorised Signatory: /s/ David Bamlango
Name:        David Bamlango
Title:        General Counsel & Senior Executive, Legal Services

[Signature page – First Amendment and Waiver Letter]

We hereby acknowledge and agree to the terms of this letter.
PYXUS INTERNATIONAL, INC.,
as Obligors' Agent

By: /s/ Cody Lawson
Name: Cody Lawson
Title:    Vice President, Treasurer & FP&A

[Signature page – First Amendment and Waiver Letter]